UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of earliest event reported: April 12, 2007

333-51880
(Commission file number)

NEW MEDIUM ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	11-3502174
(State of incorporation)	(IRS Employer Identification No.)

Mahesh Jayanarayan, CEO 195 The Vale London UK W3 7QS	011 44 20 8746 2018
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On April 11, 2007, The company sold 2,173,913 common shares to an accredited investor at $0.23 per share and received proceeds of $500,000. On April 2, 2007, the company also received the second instalment of $375,000 from the commitment of $1,000,000 from an investor, for which the company will issue 1,500,000 common shares On April 12, 2007, the company received $100,000 being 555,556 shares exercised as part of a further investment from a previous shareholder from November 2006. These shares are “Restricted Securities” as the term is defined in rule 144 under the Securities Act. The Company relied on exemption 4.2 of the Securities Act of 1933. The Company has undertaken to register the shares with the SEC.

The proceeds are expected to be used for working capital.

Item 8.01 Other Events

On April 5, 2007, The Board approved the issue of 2,250,000 common shares to Victor Danenza, or his nominees, as payment in lieu of his advisory services to the company for the years 2004, 2005 and 2006.

The Company announces that it has employed Mr.Sanjay Khar as Director of Global Marketing, Optical Division, who will be responsible for implementing and overseeing the optics sales globally for NME, Inc. He has worked in the Optic Replication Line business for a considerable time and will spearhead our Sales and Marketing of the VMD lines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIUM ENTERPRISES, INC.

April 12, 2007	By:	/s/ Mahesh Jayanarayan
Mahesh Jayanarayan
Chief Executive Officer